Page 6 Allianz Technology Allianz SE International B.V.** Netherlands Allianz Global Corporate & Specialty Allianz Finanzbeteiligungs GmbH Allianz Foundation Allianz Finance SE for North America Allianz Europe B.V. Germany Corporation 74.78% 25.22% California Netherlands Delaware Allianz Asset Management GmbH AGCS International Holding B.V. .001% Netherlands Allianz Asset Management of America Holdings Inc. 99.999% Allianz Mexico, S.A. Compania De Seguros Allianz of America, Inc Mexico Delaware 20% (Common) 80% (Common) 99.8% 0.1% Managing Member 100% (Non-Voting 66.7% Preferred) 33.3% Allianz Renewable Allianz Life Insurance Allianz Asset Management Allianz Global Risks US Allianz Reinsurance Energy Partners of Company of North America Insurance Company America, Inc. of America LLC America LLC California Minnesota 0.1% Illinois Delaware Delaware Page 2 Page 4 Page 5 Fireman’s Fund Insurance Company California Page 3 100% (Voting Common) Allianz Reinsurance Allianz Renewable Energy PFP Holdings, Inc. Allianz Technology of Management Services, Inc. Partners of America 2 LLC AZOA Services Corporation Delaware America, Inc. 100% (Non- Delaware Delaware New York Delaware Voting Preferred) Allianz Capital Partners of Allianz Global Investors U.S. America LLC Holdings LLC Delaware P & C Insurance Company Delaware Life Insurance Company Allianz Global Investors Distributors LLC Delaware ** Various Non-US Intermediaries are not shown 1 Allianz Global Investors U.S. LLC Note: Subsidiary relationships are 100% owned except where indicated Delaware As of 12/31/2020

Allianz Global Risks US Insurance Company Illinois Allianz Underwriters Fireman’s Fund Insurance Insurance Company Company Illinois California Allianz Risk 1739908 Ontario, Inc. Consultants, LLC Canada California Allianz Aviation AIM Underwriting Ltd. Managers, LLC Canada Delaware AGCS Marine Insurance Allianz Risk Transfer Company (Bermuda) Limited Illinois Bermuda Wm. H. McGee & Allianz Risk Transfer, Company. Inc. Inc. New York New York Wm. H. McGee & Company (Bermuda) EF Solutions LLC LTD. Delaware Bermuda Allianz Global Corporate & Specialty of Bermuda Limited Bermuda P & C Insurance Company 2 Note: Subsidiary relationships are 100% owned except where indicated As of 12/31/2020

Fireman’s Fund Insurance Company California American Associated Chicago Interstate Fire & The American Automobile Fireman’s Fund National Surety Indemnity Insurance Indemnity Casualty Insurance Insurance Corporation Corporation Company Corporation Company Company Company Illinois California Illinois New Jersey Illinois Ohio Missouri 14.28% Par Holdings Fireman’s Fund LTD Financial Bermuda Services, LLC Delaware P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 3 As of 12/31/2020

Organization Chart Allianz Life Insurance Company of North America (Minnesota) Allianz Investment Allianz Life AZL PF Allianz Investment Allianz Strategic Allianz Individual Allianz Life Insurance Allianz Life Insurance Management Financial Services, Yorktown Financial Investments, Inc. Management LLC Investments, LLC Insurance Group, LLC Company Company U.S. LLC LLC Companies, Inc. (Minnesota) (Minnesota) (Minnesota) (Minnesota) of New York of Missouri (Minnesota) (Minnesota) (Indiana) (New York) (Missouri) Dresdner Kleinwort TruChoice Inforce Questar Capital Pfandbriefe Financial Solutions, LLC Corporation Investments II, Inc. Group, LLC (Minnesota) (Delaware) (Georgia) (Minnesota) Allianz Fund Questar Asset Investments, Inc. Management Inc. (Delaware) (Minnesota) Questar Agency, Inc. (Minnesota) Life Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 4 As of 01/21/2021

5 As of 12/31/2020

Allianz SE Munich, Germany Allianz Holding France S.A. Paris, France Allianz Europe Ltd. Allianz EuropeB.V. Euler HermesGroup Amsterdam, Netherlands Amsterdam, Netherlands Paris, France** A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. Milan, Italy Euler Hermes North America Holding, Inc. Owings Mills, Maryland, United States Allianz Partners S.A.S. Paris, France Page 7 Euler Hermes North America Insurance Company Owings Mills, Maryland, United States Euler Hermes Services North America, LLC Owings Mills, Maryland, United States Euler Hermes Collections North America Company Owings Mills, Maryland, United States Euler Hermes Excess North America Company, LLC Owings Mills, Maryland, United States P & C Insurance Company ** Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated 6 As of 12/31/2020

Allianz SE Munich, Germany 100%* Allianz Partners S.A.S. Paris, France (Branch Office:Germany) 55% AWP P&C S.A. AZGA Service Canada Inc. Paris, France Canada * AWP USA Inc. AZGA Insurance Agency Selectcare Worldwide District of Columbia,USA Canada, Ltd. Corporation Canada Canada Jefferson Insurance Company AGA Service Company New York, USA Virginia, USA P & C Insurance Company * Allianz Partners participations ~ 100% . Note: Various Non-US Intermediaries are not shown Note: Subsidiary relationships are 100% owned except where indicated 7 As of 12/31/2020